                                                                       EXHIBIT 1




                          PURCHASE AND SALE AGREEMENT;

                                     between

                             AIRSHIELD CORPORATION,

                                     Seller

                                       AND

                           CORE MATERIALS CORPORATION,

                                      Buyer


                                                                                                                 PAGE
                                                                                                                 ----
SECTION 1.          PURCHASE OF PROPERTY; approvals...............................................................1
                    1.01        Assumed Liabilities; Property.....................................................1
                    1.02        Approvals.........................................................................2

SECTION 2.          PURCHASE PRICE................................................................................2
                    2.01        Payment of Purchase Price.........................................................2
                    2.02        Purchase Price Adjustment.........................................................3

SECTION 3.          REPRESENTATIONS AND WARRANTIES REGARDING SELLER...............................................3
                    3.01        Organization......................................................................3
                    3.02        Power and Authorization...........................................................3
                    3.03        Title.............................................................................4
                    3.04        Approvals; No Pending Actions.....................................................4
                    3.05        Compliance with Laws..............................................................4
                    3.06        Litigation........................................................................4
                    3.07        Brokers...........................................................................5

SECTION 4.          REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................5
                    4.01        Organization......................................................................5
                    4.02        Power and Authorization...........................................................5
                    4.03        No Conflicts; No Pending Actions..................................................5

SECTION 5.          CERTAIN OBLIGATIONS OF THE PARTIES UNTIL CLOSING; CERTAIN ADDITIONAL POST-CLOSING OBLIGATIONS.6
                    5.01        Maintenance of Property...........................................................6
                    5.02        Damage and Destruction............................................................6
                    5.03        Parties' Efforts to Cause the Closing to Occur....................................6

Section 6.          BUYER protections:  overbidding procedures....................................................7
                    6.01        Bankruptcy Court and Other Approvals..............................................7
                    6.02        Obtaining the Orders and Approvals................................................7
                    6.03        Overbidding Procedures............................................................7

SECTION 7.          CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS...................................................8
                    7.01        Representations and Warranties....................................................8
                    7.02        Performance of Covenants..........................................................8
                    7.03        Bankruptcy Court and Buyer Approval...............................................8
                    7.04        Legal Matters.....................................................................8
                    7.05        Agreements with Mexican Parties...................................................8
                    7.06        Due Diligence.....................................................................8
                    7.07        Employment and Non-Competition Agreements.........................................9

SECTION 8.          CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS..................................................9
                    8.01        Representations and Warranties....................................................9
                    8.02        Performance of Covenants..........................................................9
                    8.03        Bankruptcy Court and Other Approvals..............................................9
                    8.04        Legal Matters.....................................................................9


                                                                                                                 PAGE
                                                                                                                 ----
SECTION 9.          CLOSING; FURTHER POST-CLOSING COVENANTS.......................................................9
                    9.01        Time and Place of Closing.........................................................9
                    9.02        Deliveries at the Closing........................................................10

SECTION 10.         TERMINATION AND ABANDONMENT..................................................................11
                    10.01       Termination......................................................................11
                    10.02       Procedure for Termination; Effect of Termination.................................12
                    10.03       Remedies.........................................................................12

SECTION 11.         DISCLAIMER...................................................................................13

SECTION 12.         MISCELLANEOUS................................................................................13
                    12.01       Further Assurances...............................................................13
                    12.02       Third Party Beneficiaries........................................................13
                    12.03       Costs and Expenses...............................................................14
                    12.04       Time.............................................................................14
                    12.05       Severability.....................................................................14
                    12.06       Notices..........................................................................14
                    12.07       Nonsurvival of Representations and Warranties....................................15
                    12.08       Assignment.......................................................................15
                    12.09       References.......................................................................15
                    12.10       Amendment and Waiver.............................................................15
                    12.11       Governing Law....................................................................16
                    12.12       Section Headings and Defined Terms...............................................16
                    12.13       Counterparts.....................................................................16
                    12.14       Agreement Not to Be Recorded.....................................................16
                    12.15       No Binding Agreement Until Executed..............................................16
                    12.16       Governmental Authorities; Law....................................................16


                                                               SCHEDULES

SCHEDULES
Schedule 1.02(a)                    Permitted Encumbrances
Schedule 1.20(a)(i)                 Personal Property
Schedule 1.02(a)(ii)                Assumed Contracts
Schedule 9.02(a)(i)                 Form of Bill of Sale
Schedule 9.02(a)(ii)                Form of Assignment and Assumption Agreement

                TABLE OF DEFINED TERMS


DEFINED TERM

Accountants.........................................4
Accounts Receivable.................................4
Adjustment Amount...................................4
Adjustment Report...................................4
Agreement...........................................1
Approvals........................................1, 2
Appurtenances.......................................2
Assumed Contracts...................................2
Assumed Cure Liabilities............................2
Assumed Liabilities.................................2
Bankruptcy Cases....................................1
Bankruptcy Code.....................................1
Bankruptcy Court....................................1
Bill of Sale.......................................12
Break-Up Fee........................................9
Buyer...............................................1
Buyer Approval......................................3
Buyer Transaction Documents.........................6
Cash Purchase Price.................................3
Closing............................................11
Closing Date.......................................11
Competing Bid.......................................8
Competing Bid Agreement.............................8
Competing Bidder....................................8
Contemplated Transactions...........................1
Deed...............................................12
Development Rights..................................2
Escrow Agent........................................3
Escrow Fund.........................................3
Expense Reimbursement..............................15
Fixed Assets........................................4
Government Authorities.............................19
Improvements........................................2
Interim Hearing.....................................8
Interim Order.......................................8
Inventory...........................................4
Land................................................2
Law................................................19
Lender..............................................2
Material Adverse Effect.............................5
material damage or destruction......................7
Notice Date........................................11
Outside Date.......................................11
Paragraph..........................................18
Permitted Encumbrances..............................2
Property............................................2
Petition Date.......................................1
Property............................................2
Purchase Price......................................3
Real Property.......................................2
Sale Hearing........................................8
Sale Order..........................................8
Section............................................18
Seller..............................................1
Seller Approvals....................................2
Seller Transaction Documents........................4
Surviving Obligations..............................14
Termination Date...................................13
Transaction Documents...............................6
Transferor..........................................7

                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (the "AGREEMENT") is made and entered into as of October 10, 2001, by and among AIRSHIELD CORPORATION, a Connecticut corporation ("SELLER") and CORE MATERIALS CORPORATION, a Delaware corporation ("BUYER").

                                    RECITALS

     WHEREAS, Seller owns that certain Property (as hereinafter defined) operated as a part of Seller's business as a manufacturer of fiberglass fairings, primarily located in Brownsville, Texas and Matamoros, Mexico and more particularly described herein;

     WHEREAS, Seller desires to sell the Property to Buyer, and Buyer desires to purchase from Seller, Seller's interest in the Property, on the terms and conditions herein;

     WHEREAS, on March 12, 2001 (the "PETITION DATE"), Seller commenced a voluntary bankruptcy case (the "BANKRUPTCY CASE") pursuant to chapter 11 of title 11 of the United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the Southern District of Texas (the "BANKRUPTCY COURT"); and

     WHEREAS, the transactions contemplated in this Agreement contemplate the sale, other than in the ordinary course of business, of the Property out of the bankruptcy estate, all pursuant to Bankruptcy Code sections 363(b)(i), 363(f) and 365 (the "CONTEMPLATED TRANSACTIONS").

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration given by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


               SECTION 1. PURCHASE OF PROPERTY; APPROVALS.

     1.01 ASSUMED LIABILITIES; PROPERTY.

          (a) Subject to the terms and conditions hereof and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth herein, Seller hereby agrees to sell, and Buyer agrees to purchase, the Property at the Closing hereinafter referred to. At the Closing, Buyer shall assume and thereafter pay, satisfy and perform, (i) the liabilities and obligations of Seller associated with the Property (as hereinafter defined), pursuant to the Assumed Contracts (as hereinafter defined) and the Permitted Encumbrances (as hereinafter defined), and (ii) all payments determined by the Bankruptcy Court to be required to be made pursuant to Section 365(b)(1) of the Bankruptcy Code in connection with the assumption by Seller and the assignment to Buyer of the Assumed Contracts (the "ASSUMED CURE LIABILITIES" and, collectively with all liabilities and obligations described in clause (i) of this Section 1.01(a), the "ASSUMED LIABILITIES").

          (b) At the Closing, Seller shall transfer to Buyer, free and clear of all security interests, liens, pledges, conditional sales agreements, title retention contracts, leases, subleases, rights of first refusal, options to purchase, restrictions and other encumbrances, other than and subject to those matters listed on Schedule 1.02(a) hereto (the "PERMITTED ENCUMBRANCES"), all of the following (collectively, the "PROPERTY"), subject to the further provisions of Section 1.03:

              (i) All of Seller's interest in the items of personal property more particularly described on Schedule 1.02(a)(i) hereto; and

              (ii) All of Seller's interest in and to the contracts listed on
Schedule 1.02(a)(ii) attached hereto (collectively, "ASSUMED CONTRACTS"). Prior to the Closing, Buyer shall have the right to designate in writing any of the contracts listed on Schedule 1.02(a)(ii) hereto then comprising the Assumed Contracts which Buyer does not wish to assume, and thereafter: such contracts shall be deemed deleted from Schedule 1.02(a)(ii) and deleted from the Assumed Contracts; the amounts (if any) which were included in the total amount of the Assumed Cure Liabilities and which are associated with such deleted contracts, shall be deemed deleted from the total amount of the Assumed Cure Liabilities; there shall be no other or further adjustment in the Purchase Price; and Buyer and Seller shall proceed with the Closing and the purchase and sale of the Property (with the exception of such deleted contracts).

      1.02 APPROVALS.

           (a) Seller's obligations hereunder are expressly conditioned on the Seller's receipt, prior to any Sale Hearing (as hereinafter defined) of approval of this Agreement by the board of directors of Seller ("SELLER APPROVAL").

           (b) Buyer's obligations hereunder are expressly conditioned on the Buyer's receipt, prior to any Sale Hearing (as hereinafter defined) of approval of this Agreement by the board of directors of Buyer ("BUYER APPROVAL").


               SECTION 2. PURCHASE PRICE.

      2.01 PAYMENT OF PURCHASE PRICE.

           (a) The purchase price ("PURCHASE PRICE") for the Property shall be an amount equal to the sum of One Million Seven Hundred Ninety-Four Thousand Dollars ($1,794,000) ("CASH PURCHASE PRICE"), subject to adjustment as provided herein. In addition, Buyer shall assume the Assumed Cure Liabilities and the obligation for payment of the Assumed Liabilities (excluding the Assumed Cure Liabilities). The Cash Purchase Price shall be payable as provided below.

           (b) The Cash Purchase Price shall be paid (i) by Buyer's payment to Seller on the Closing Date of One Million Seven Hundred Ninety-Four Thousand Dollars ($1,794,000) , or such lesser amount that results from the adjustment pursuant to Section 2.02 hereof, by wire transfer of immediately available Federal Funds, as Seller shall direct at or prior to the Closing, (ii) by Buyer's payment of the Assumed Cure Liabilities to those persons or entities entitled to payment for such amounts, in such form as is ordered by the Bankruptcy Court, and (iii) by

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Buyer's assumption and agreement to pay and satisfy all of the other Assumed
Liabilities pursuant to the assignment and assumption agreement described in 9.02(a)(ii) hereof and the Sale Order.

     2.02 PURCHASE PRICE ADJUSTMENT. The Purchase Price assumes that Seller has
(i) inventory and trade and tooling accounts receivable (collectively, "Current Assets") with a book value (consistent with generally accepted accounting principles) totaling not less than $2,437,904, (ii) related secured obligations to Comerica Bank ("Secured Debt") of not more than $1,537,333, and (iii) a resulting difference ("Net Current Assets") on a book value basis of not less than $900,000. The amount of the Current Assets, Secured Debt and Net Current Assets will be recalculated by the parties in the same manner as of the Closing. In the event of a decline in the Current Assets without a decline in Net Current Assets, the parties will complete the Contemplated Transactions and adjust the Purchase Price downward on a dollar-for-dollar basis based on the aggregate amount of reductions in the Current Assets as of the Closing. In the event that the Closing does not occur on or before October 15, 2001 and there is a decline in the Current Assets without an equivalent decline in the Secured Debt, (1) the Buyer may elect either to terminate this Agreement or to complete the Contemplated Transactions and adjust the Purchase Price downward on a dollar-for-dollar basis based on the aggregate amount of reductions in the Current Assets as of the Closing, and (2) if there is a decline in the Net Current Assets of more than $100,000, the Official Unsecured Creditors' Committee in Seller's pending Chapter 11 case may elect to withdraw its approval of the Contemplated Transactions.


     SECTION 3. REPRESENTATIONS AND WARRANTIES REGARDING SELLER

         Seller represents and warrants to Buyer as follows:

     3.01 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Subject to the Seller Approvals, Seller has all necessary corporate authority to carry on its business as presently conducted, and to own and operate the Property.

     3.02 POWER AND AUTHORIZATION. Subject to the approval of this Agreement by the Bankruptcy Court, (i) Seller has full legal right, power and authority to execute, deliver and perform its respective obligations under this Agreement and under all other agreements and documents required to be delivered by Seller prior to or at the Closing (collectively, the "SELLER TRANSACTION DOCUMENTS"),
(ii) the execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary corporate action on the part of Seller, and (iii) this Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery hereof by Buyer, constitutes the legal, valid and binding obligation of the Seller, enforceable against Seller in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or other laws affecting debtors' and creditors' rights generally and by general principles of equity. When executed and delivered as contemplated herein, subject to the Bankruptcy Court Approval, each of the other Seller Transaction Documents shall, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or other Laws affecting debtors' and creditors' rights generally, and by general principles of equity.

     3.03 TITLE. Seller is the legal and equitable owner of the Property with full right to convey the same and, upon obtaining and pursuant to Bankruptcy Court Approval, on the Closing Date will convey the Property free and clear of all encumbrances except for Permitted Encumbrances.

     3.04 APPROVALS; NO PENDING ACTIONS.

          (a) The execution and delivery of this Agreement by Seller does not, and the execution and delivery by Seller of the other Seller Transaction Documents and performance of the Seller Transaction Documents will not, require Seller to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing, registration or declaration with or notification to any Government Authority, except for (i) the Bankruptcy Court Approval and (ii) any such consent, license, permit, waiver, approval, authorization, order, registration, notification, filing or declaration (A) that is immaterial and (B) which the failure to obtain or make would not prevent or delay Seller from performing any of Sellers' obligations under the Seller Transaction Documents, and to the knowledge of Seller, there is no fact, occurrence, event or condition that would prohibit obtaining the Bankruptcy Court Approval.

          (b) Other than the pending Motion for relief from the automatic stay filed by Citicapital, there are no actions, proceedings or investigations pending or, to the knowledge of Seller's, threatened, that question any of the Contemplated Transactions or the validity of any of the Seller Transaction Documents or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect (as defined below) upon Seller's ability to enter into or perform Seller's obligations under the Seller Transaction Documents. There are no motions or other proceedings filed by the Seller and pending in Seller's Bankruptcy Case, or contemplated by Seller, which, as of the Closing Date, could reasonably be expected to prevent or delay Seller's ability to enter into or perform any of Seller's obligations under the Seller Transaction Documents.

          For the purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall mean any condition, change or event that, individually or in the aggregate, would materially and adversely affect the matter referenced therein, taken as a whole.

     3.05 COMPLIANCE WITH LAWS. Seller has not received any notice of any current material violations of any Laws or any Governmental Authorities in connection with or related to the Property, except as set forth on Schedule 3.05 hereto.

     3.06 LITIGATION. To the knowledge of Seller, other than the pending Motion for relief from the automatic stay filed by Citicapital, there are not any pending litigation, condemnation or similar proceedings against or involving the Property, including without limitation any claims, actions, suits or other proceedings threatened or pending which would materially and/or adversely affect Buyer's right, title and/or interest in and to, or enjoyment or use of, the Property.

     3.07 BROKERS. No person (as used in this Agreement, the term "person" shall include any natural person, firm, corporation, partnership, limited liability company or any other legal entity) acting on behalf of Seller or any of Seller's affiliates or under authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, in connection with any of the Contemplated Transactions.


        SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Seller as follows, all of which shall be true and correct as of the Closing:

     4.01 ORGANIZATION. Buyer is duly constituted and established, organized or incorporated, as the case may be, validly existing and in good standing under the laws of the State of Delaware as a corporation, and has all necessary power and authority as a corporation to carry on Buyer's business as presently conducted, to own, lease and operate all of the assets and properties that Buyer owns, leases or operates, and to perform all of Buyer's obligations under each agreement and instrument to which Buyer is a party or by which Buyer is bound.

     4.02 POWER AND AUTHORIZATION. Subject to receipt of the Buyer Approval, (i) Buyer has full legal right, power and authority to execute, deliver and perform Buyer's obligations under this Agreement and under the other agreements and documents required to be delivered by Buyer prior to or at the Closing (collectively, the "BUYER TRANSACTION DOCUMENTS", and, together with the Seller Transaction Documents, the "TRANSACTION DOCUMENTS"), (ii) the execution, delivery and performance by Buyer of this Agreement and the other Buyer Transaction Documents have been duly authorized by all necessary corporate or other action on the part of Buyer, and (iii) this Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery thereof by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or other Laws affecting creditors' rights generally, and by general principles of equity. When executed and delivered as contemplated herein, subject to receipt of the Buyer Approval, each of the other Buyer Transaction Documents shall, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or other Laws affecting debtors' and creditors' rights generally, and by general principles of equity.

     4.03 NO CONFLICTS; NO PENDING ACTIONS.

          (a) The execution and delivery of this Agreement do not, and the execution and delivery of the other Buyer Transaction Documents and the performance of all of the Buyer Transaction Documents will not contravene, violate or conflict with Buyer's organizational documents or any Law applicable to Buyer or by or to which any properties or assets of Buyer may be bound or subject.

          (b) The execution and delivery of this Agreement by Buyer do not, and the execution and delivery by Buyer of the other Buyer Transaction Documents and performance of all of the Buyer Transaction Documents will not, require Buyer to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing, registration or declaration with or notification to, any court, government, governmental agency, authority or instrumentality (federal, state, local or foreign), except for any such consent, license, permit, waiver, approval, authorization, order, registration, notification, filing or declaration that is immaterial and which the failure to obtain or make would not prevent or delay Buyer from performing any of Buyer's obligations under the Buyer Transaction Documents.

          (c) There are no actions, proceedings or investigations pending or, to the knowledge of Buyer, threatened, that question any of the Contemplated Transactions or the validity of any of the Buyer Transaction Documents or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect upon Buyer's ability to enter into or perform Buyer's obligations under the Buyer Transaction Documents.


 SECTION 5. CERTAIN OBLIGATIONS OF THE PARTIES UNTIL CLOSING; CERTAIN ADDITIONAL
                           POST-CLOSING OBLIGATIONS.

     5.01 MAINTENANCE OF PROPERTY. Except as expressly provided herein, between the date of this Agreement and the Closing Date (as hereinafter defined), Seller shall maintain the Property in substantially the same physical condition as the same was in as of the date of this Agreement, ordinary and/or reasonable wear and tear and damage by casualty, the elements or Act of God excepted; subject to the provisions of Section 5.02.

     5.02 DAMAGE AND DESTRUCTION. If, prior to Closing, material damage or destruction shall occur with respect to the Property, Seller shall promptly notify Buyer of such material damage or destruction. In such event, Buyer may elect in Buyer's sole discretion by notice given within ten (10) days of Buyer's receipt of such notice of damage or destruction, to either (i) terminate this Agreement; or (ii) proceed with the transaction contemplated hereby, and in such event Seller shall assign to Buyer at Closing any and all insurance proceeds (if any) payable to Seller with respect to such damage or destruction without any reduction in the Purchase Price. For purposes of this Section 5.02, "material damage or destruction" shall mean any single incident of damage or destruction (or a series of incidents, in the aggregate) that would cost more than $25,000 to repair. If the Property is damaged prior to Closing but the same does not constitute "material damage or destruction," Seller shall not be obligated to cause such damage to be repaired, and Buyer shall be obligated to close and Seller shall assign all insurance proceeds to Buyer at the Closing in accordance with subdivision (ii) above. Seller agrees to maintain its present property insurance coverage through the Closing.

     5.03 PARTIES' EFFORTS TO CAUSE THE CLOSING TO OCCUR. From and after the receipt of the Bankruptcy Court Approval, Seller and Buyer each agree to use all reasonable efforts to cause the Closing to occur.

     5.04 SUPPLIER AGREEMENTS. Buyer shall negotiate in good faith to reach agreement with Seller's material trade suppliers, for continuation of supply arrangements with the Buyer.

     5.05 TRANSITION AGREEMENT. Seller and Buyer shall enter into a mutually acceptable agreement providing for Buyer's utilization, on a temporary basis, of the various permits, licenses and similar assets owned directly or indirectly by Seller and used in connection with operations conducted in Mexico.


              SECTION 6. BUYER PROTECTIONS: OVERBIDDING PROCEDURES.

     6.01 BANKRUPTCY COURT AND OTHER APPROVALS. Seller shall immediately seek the Seller Approval and Seller shall file with the Bankruptcy Court and serve motions seeking an order in form and substance satisfactory to the Buyer ("SALE ORDER") authorizing, among other things, Seller to sell the Property to Buyer pursuant to this Agreement and sections 105 and 363 of the Bankruptcy Code, free and clear of all liens and security interests and other judgment liens and contractual liens (including without limitation any and all "interests in the Assets" within the meaning of Bankruptcy Code section 363(f); provided that the liens of the Lender and other secured creditors shall attach to all proceeds from the sale of the Property), but subject to the Permitted Encumbrances.

     6.02 OBTAINING THE ORDERS AND APPROVALS. Seller shall use its best efforts to obtain the Sale Order and the Seller Approval, as soon as reasonably practicable.

     6.03 OVERBIDDING PROCEDURES. Seller and Buyer agree that the overbidding procedures shall be as follows:

          (a) No competing bid for the Property which is submitted to Seller ("COMPETING BID") will be accepted or approved by the Seller unless it is made pursuant to terms at least as favorable to Seller as those contained in this Agreement and provides for aggregate fixed consideration having a value equal to at least the sum of (A) the Purchase Price, plus (B) Two Hundred Thousand Dollars ($200,000).

          (b) Any person submitting a Competing Bid ("COMPETING BIDDER") shall be required to deliver to Seller and to file with the Bankruptcy Court an executed copy of its agreement (the "COMPETING BID AGREEMENT") on or before one
(1) calendar day before the date scheduled by the Bankruptcy Court for the hearing to consider approval of this Agreement (the "Sale Hearing"), together with evidence of the Competing Bidder's financial ability to consummate the Competing Bid Agreement; and the Competing Bidder shall be required to submit to the Seller on or before the date scheduled by the Bankruptcy Court for the Sale Hearing, cash or a cashiers check drawn to the order of the Seller in an amount equal to ten percent (10%) of the purchase price set forth in the Competing Bid. Seller shall provide to Buyer a copy of any Competing Bid Agreement and evidence of such Competing Bidder's financial ability received immediately upon receipt. If one or more Competing Bid Agreements is submitted, and after an opportunity for all parties who have submitted conforming Competing Bid Agreements to submit additional higher and better bids (each successive Competing Bid shall be in increments of net consideration to Seller of not less than $50,000 in each successive round of bidding), the Seller will request the Bankruptcy Court to determine the prevailing bidder; if so determined, any prevailing Competing Bidder shall execute and deliver at the Sale

Hearing an instrument of irrevocable commitment to the terms accepted by the Bankruptcy Court.

          (c) Without prejudice to Buyer's rights under this Agreement, if the closing under an agreement is not timely concluded with a successful Competing Bidder, the Seller shall be authorized without further Bankruptcy Court approval or orders promptly to conclude the Contemplated Transactions with the next highest willing bidder at the sale hearing in accordance with the terms of such next highest winning bidder's bid (assuming such bid otherwise complies with this Agreement).


             SECTION 7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

     The obligation of Buyer to consummate the purchase of the Property and to take the other actions required to be taken by Buyer at Closing is subject to the fulfillment by or at the Closing of each of the following conditions, any or all of which may be waived by Buyer in Buyer's sole discretion:

     7.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller set forth in Section 3 of this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date.

     7.02 PERFORMANCE OF COVENANTS. Each of the agreements, covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to Closing shall have been duly performed and complied with in all material respects. Seller shall have delivered each of the documents required to be delivered by Seller pursuant to Section 9.02.

     7.03 BANKRUPTCY COURT AND BUYER APPROVAL. (a) The Bankruptcy Court shall have entered the Sale Order in form and substance reasonably satisfactory to Buyer and the implementation, operation or effect of such Order shall not be stayed or, if stayed, such stay shall have been dissolved, and (b) the Buyer Approval shall have been obtained.

     7.04 LEGAL MATTERS. The Closing shall not, directly or indirectly (with or without notice or lapse of time or both), violate, contravene, materially conflict with or result in a violation of any Law and shall not violate any order or decree of any court or governmental body of competent jurisdiction, and no suit, action, investigation, or legal or administrative proceeding shall have been brought or threatened by any person (other than Seller or any affiliate of Seller) which questions the validity or legality of this Agreement and/or the Contemplated Transactions, except for any appeal of or challenge to the Sale Order.

     7.05 AGREEMENTS WITH MEXICAN PARTIES. Buyer shall have completed agreements acceptable to Buyer with (i) Seller's principal customers, and (ii) the landlord(s), union(s), employees, utilities, principal creditors and taxing authorities having claims or agreements pertaining to the operations of Seller or Seller's subsidiary in the Republic of Mexico.

     7.06 DUE DILIGENCE. Buyer shall satisfactorily completed, prior to the date of the Sale Hearing, its due diligence regarding Seller, its business and the Property.

     7.07 EMPLOYMENT AND NON-COMPETITION AGREEMENTS. Buyer shall have received acceptable employment agreements and/or non-compete agreements from those of Seller's employees or affiliates specified by Buyer.

     7.08 LENDER APPROVALS. Buyer shall have received any necessary approvals of the Contemplated Transactions from Buyer's institutional lenders;


     SECTION 8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

     The obligation of Seller to consummate the sale of the Property and to take the other actions required to be taken by Seller at Closing is subject to the fulfillment by or at the Closing of each of the following conditions, any or all of which may be waived by Seller in Seller's sole discretion:

     8.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date.

     8.02 PERFORMANCE OF COVENANTS. Each of the agreements, covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to Closing shall have been duly performed and complied with in all material respects. Buyer shall have delivered each of the documents required to be delivered by Buyer pursuant to Section 9.02.

     8.03 BANKRUPTCY COURT AND OTHER APPROVALS. (a) The Bankruptcy Court shall have entered the Sale Order, in form and substance reasonably satisfactory to Seller, and the implementation, operation or effect of such Order shall not be stayed or, if stayed, such stay shall have been dissolved; and (b) the Seller Approval shall have been obtained.

     8.04 LEGAL MATTERS. The Closing shall not, directly or indirectly (with or without notice or lapse of time or both), violate, contravene, materially conflict with or result in a violation of any Law and shall not violate any order or decree of any court or governmental body of competent jurisdiction, and no suit, action, investigation, or legal or administrative proceeding shall have been brought or threatened by any person (other than Buyer or any affiliate of Buyer) which questions the validity or legality of this Agreement and/or the Contemplated Transactions, except for any appeal of or challenge to the Sale Order.


     SECTION 9. CLOSING; FURTHER POST-CLOSING COVENANTS.

     9.01 TIME AND PLACE OF CLOSING. The closing of the purchase and sale of the Property and Assumed Contracts (the "Closing") pursuant to this Agreement shall take place at the offices of Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114 commencing at 10:00 A.M., local time, on October 15, 2001, or at such other date, time or place as may be agreed to by Buyer and Seller (the "CLOSING DATE"), but in no event later than November 15, 2001 (the "OUTSIDE DATE"), . Notwithstanding the actual time of Closing on the

Closing Date, the Closing shall be deemed for accounting and financial reporting purposes to have occurred as of 12:00:01 a.m. on the Closing Date.

     9.02 DELIVERIES AT THE CLOSING. At the Closing, in addition to the other actions contemplated elsewhere herein:

          (a) SELLER'S DELIVERIES. Seller shall deliver to Buyer the following:

               (i) a bill of sale transferring to Buyer all of the right, title and interest of Seller in and to Seller's Property duly executed by Seller (the "BILL OF SALE") in form attached as Schedule 9.02(a)(i);

               (ii) if required, an assignment and assumption agreement covering the Assumed Contracts, duly executed by Seller, in the form attached as Schedule 9.02(a)(ii);

               (iii) a certificate, dated the Closing Date and executed by the President or Chief Executive Officer of Seller, to the effect set forth in Section 7.01;

               (iv) to the extent in Seller's possession, all keys to all locks on the premises where any of the Property is located;

               (v) possession of the Property free and clear of all adverse possessory rights;

               (vi) such evidence of the authority of Seller and the individuals executing the Seller Transaction Documents on behalf of Seller as the Buyer may reasonably require; and

               (vii) copies or originals of all Assumed Contracts and all documents in Seller's possession pertaining to the Property (including permits, plans and warranties, if any,

         (b) BUYER'S DELIVERIES. Buyer shall deliver, or shall cause to be delivered, to Seller the following:

               (i) the Cash Purchase Price;

               (ii) a certificate, dated the Closing Date, executed by the President or Chief Executive Officer of Buyer to the effect set forth in Section 8.01;

               (iii) such evidence of the authority of Buyer and the individuals executing the Buyer Transaction Documents on behalf of Buyer as the Seller may reasonably require; and

               (iv) if required, a duly executed counterpart of the assignment and assumption agreement described in Section 9.02(a)(ii) above.

         (c) PRORATIONS AND ADJUSTMENTS. Seller shall request a reading of all utilities on the Closing Date and Seller shall be solely responsible for all utility charges to the Closing Date. If the utilities do not have final readings on the Closing Date, an appropriate proration shall be made after the Closing Date based on the next reading.

         (d) SIMULTANEOUS EVENTS AT CLOSING. The delivery of all documents, instruments and funds at Closing shall be deemed to occur simultaneously.


         SECTION 10. TERMINATION AND ABANDONMENT.

         10.01 TERMINATION. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing (the actual date on which this Agreement is terminated being referred to herein as the "TERMINATION DATE"):

               (a) By Buyer or Seller, if the Closing has not occurred (other than through the failure of Seller to comply with its material obligations under this Agreement) for any reason whatsoever on or before the Outside Date or such later date as Buyer and Seller may agree upon in writing, time being of the essence; SUBJECT, HOWEVER, to the provisions of Section 10.01(c) and Section 10.01(d);

               (b) by mutual written consent of Buyer and Seller;

               (c) by Buyer or Seller, if a material breach of any provision of this Agreement (other than a failure or breach pursuant to Section 10.01(d)) has been committed by the other party and such other party's failure to cure the same within ten (10) days after written notice of such breach, (or such shorter period as there may be after notice but prior to the Outside Date), and such breach has not been waived on or before the Outside Date; PROVIDED, HOWEVER, Seller and Buyer shall in all events each have ten (10) days to cure any such breach and the Outside Date and the Closing Date shall be appropriately extended;

               (d) (i) by Buyer, if any of the conditions in Section 7 have not been satisfied or if satisfaction of any such condition is or becomes impossible as of the Outside Date (other than through the failure of Buyer to comply with Buyer's material obligations under this Agreement), and Buyer has not waived such condition on or before the Outside Date;

                   (ii) by Seller, if any of the conditions in Section 8 have not been satisfied or if satisfaction of any such condition is or becomes impossible as of the Outside Date (other than through the failure of Seller to comply with Seller's material obligations under this Agreement), and Seller has not waived such condition on or before the Outside Date;

               (e) by Buyer, at any time after the Bankruptcy Court has entered an order approving a Competing Bid and automatically, if the transactions contemplated by the Competing Bid are substantially consummated; or

               (f) by Buyer, pursuant to Section 5.02(i).

         10.02 PROCEDURE FOR TERMINATION; EFFECT OF TERMINATION.

         (a) A party terminating this Agreement pursuant to Section 10.01 (other than pursuant to the portion of Section 10.01 (e), which is automatic, and other than pursuant to Section 5.02(i), as to which notice shall be given as provided therein) shall give written notice thereof to each other party hereto whereupon this Agreement shall terminate and the Contemplated Transactions shall be abandoned without further action by any party and all further rights, obligations or liabilities of the parties under this Agreement will terminate, EXCEPT THAT the warranties, representations, covenants and indemnities of the parties arising under Section 3.07, 5.04, 10, 11, 12.01, 12.02, 12.03, 12.06,
12.11, 12.13 and 12.16, and all other liabilities and obligations of the parties under this Agreement which expressly survive the termination of this Agreement pursuant to the express terms hereof, shall survive the termination of this Agreement (collectively, "SURVIVING OBLIGATIONS").

         (b) Upon default giving rise to a right of termination pursuant to
Section 10.01(c), if the non-defaulting party elects its right to specific performance of this Agreement, the non-defaulting party shall give written notice thereof to the other party.

         10.03 REMEDIES.

         (a) In the event this Agreement is terminated by Seller under the provisions of Section 10.01(c), Seller shall be entitled to recover from Buyer as liquidated damages an amount equal to $100,000, together with any reasonable costs and expenses, if any, incurred by Seller in the collection of such amount. In the event Seller proceeds under this Section 10.03(a), Buyer shall not be entitled to payment of the Expense Reimbursement (as defined below). The remedies set forth in this Section 10.03(a) shall be the sole and exclusive remedies of Seller. Buyer and Seller acknowledge and agree that in the event of a default by Buyer, Seller's actual damages would be difficult if not impossible to calculate and as a result, the parties have agreed upon the sum set forth herein as liquidated damages as a fair and reasonable estimate of such damages or the equitable remedy of specific performance as set forth herein in lieu of other means of redress for breach of contract.

         (b) In the event this Agreement is terminated by Buyer under the provisions of Section 10.01(c), Buyer shall be entitled either (i) to recover from Sellers as liquidated damages an amount equal to $100,000 which shall represent reimbursement of Buyer's fees and expenses in connection with the Contemplated Transactions (the "EXPENSE REIMBURSEMENT"), whereupon the parties shall be relieved of all further obligations hereunder, except the Surviving Obligations, or (ii) to maintain an action against Seller for specific performance so as to have the Property conveyed to Buyer as contemplated by this Agreement and to recover from Seller all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Buyer in maintaining such action. The remedies set forth in this Section 10.03(b) shall be the sole and exclusive remedies of Buyer in the event that this Agreement is terminated by Buyer under the provisions of Section 10.01(c). Buyer and Seller acknowledge and agree that in the event of such a default by Seller, Buyer's actual damages would be difficult if not impossible to calculate and as a result, the parties have agreed upon the liquidated damages set forth herein as a fair and reasonable estimate of such damages or the equitable remedy of specific performance as set forth herein in lieu of other means of redress for breach of contract.

         (c) In the event this Agreement is terminated by Buyer under the provisions of Section 10.01(d)(i) of this Agreement) as a result of the failure of any of the conditions described in Section 7.01 or 7.02 of this Agreement, Buyer shall be entitled to receive payment of the Expense Reimbursement. In the event this Agreement is terminated by Seller under the provisions of Section 10.01(d)(ii) as a result of the failure of any of the conditions described in
Section 8.01 or 8.02 of this Agreement, Seller shall be entitled to receive the liquidated damages as set forth in Section 10.01(a). In the event this Agreement is terminated by Seller under the provisions of Section 10.01(d)(ii) as a result of the failure of any of the conditions described in Section 8.03 or 8.04 of this Agreement, thereafter neither Seller nor Buyer shall have any further right or remedy hereunder except for the Surviving Obligations.

         (d) In the event this Agreement is terminated under the provisions of Sections 10.01(a), 10.01(b), or 10.01(f) of this Agreement, thereafter neither Seller nor Buyer shall have any further right or remedy hereunder except for the Surviving Obligations.


                             SECTION 11. DISCLAIMER.

         WITHOUT LIMITING ANY EXPRESS REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS ON THE PART OF SELLER SET FORTH HEREIN (AS TO WHICH BUYER MAY RELY), IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT BUYER SHALL ACCEPT THE CONDITION OF THE PROPERTY "AS IS, WHERE IS AND WITH ALL FAULTS" WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE AS TO THE CONDITION, SIZE, EXTENT, QUANTITY, QUALITY, TYPE, VALUE OR STATUS OF SUCH PROPERTY, OR THE FITNESS OR SUITABILITY OF THE PROPERTY FOR ANY USE OR PURPOSE, OR THE PROPERTY'S PHYSICAL CONDITION OR ANY COSTS, EXPENSES OR TAXES TO BE INCURRED WITH RESPECT TO THE PROPERTY.


                            SECTION 12. MISCELLANEOUS.

         12.01 FURTHER ASSURANCES. Subject to the provisions hereof with respect to the Approvals, each party hereto shall use its reasonable efforts to comply with all requirements imposed hereby on such party and to cause the Contemplated Transactions to be consummated as contemplated hereby and shall, from time to time and without further consideration either before or after the Closing, execute such further instruments and take such other actions as the other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement, without cost or expense to the other party, and so long as none of such instruments or actions decrease any rights, or increase any liabilities or obligations, of the party requested to execute such instruments or take such actions.

         12.02 THIRD PARTY BENEFICIARIES. This Agreement shall not be construed as giving any person (including, without limitation, any third-party with whom Seller may have heretofore contracted or may hereafter contract or any creditor, shareholder or employee of Seller), other than the parties hereto and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, successors and permitted assigns and for the benefit of no other Person or entity; provided that the parties hereto acknowledge that Seller's rights under this Agreement are subject to the liens and security interests of the Lender.

         12.03 COSTS AND EXPENSES. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection with the preparation, execution and performance of this Agreement or otherwise in connection with the Contemplated Transactions, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

         12.04 TIME. Time is of the essence for all provisions of this Agreement.

         12.05 SEVERABILITY. In the event that any provision of this Agreement which is not material to a party hereto (the beneficiary of any such provision being empowered to determine the non-materiality of such provision) shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect, and the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

         12.06 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of successful transmission), provided that a copy is mailed by certified or registered mail, postage prepaid, return receipt requested or (c) two business days following deposit thereof (with all postage and other fees paid) with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                                    TO SELLER:
                                    ---------

                                    Airshield Corporation
                                    5000 Lakewood Drive
                                    Waco, TX 76710
                                    Attention:     W. Terry Irwin
                                    Telephone:
                                    Telefax:

                                    WITH A COPY TO:
                                    --------------

                                    Hiersche, Hayward, Drakley & Urbach, P.C.
                                    15303 Dallas Parkway, Suite 700, LB17
                                    Addison, TX 75001
                                    Attention:     Russell W. Mills
                                    Telephone:     (972) 701-7000
                                    Telefax:       (972) 701-8765

                                    TO BUYER:
                                    --------

                                    Core Materials Corporation
                                    800 Manor Park Drive
                                    Columbus, OH 43228
                                    Attention: Kevin Barnett
                                    Telephone:     (614) 870-5603
                                    Telefax:        (614) 870-4028


                                    WITH A COPY TO:
                                    --------------

                                    Squire, Sanders & Dempsey LLP
                                    4900 Key Tower
                                    127 Public Square
                                    Cleveland, Ohio 44114
                                    Attention: G. Christopher Meyer
                                    Telephone:     (216) 479-8692
                                    Telefax:        (216) 479-8776


         Any counsel designated above or any replacement counsel which may be designated by Buyer and/or Seller by written notice to the other party is hereby authorized to give notices hereunder on behalf of is respective client.

         12.07 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The covenants, representations and warranties of the parties set forth in this Agreement shall not survive the Closing, except for any other provisions herein which state that they expressly survive the Closing.

         12.08 ASSIGNMENT. This Agreement may not be assigned by Buyer, except to an affiliate of Buyer upon written notice to Seller and upon delivery to Seller of such affiliate's written assumption of all of Buyer's obligations hereunder in form and substance reasonably acceptable to Seller. No such assignment shall release Buyer from any of its liabilities or obligations hereunder. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective successors, heirs and permitted assigns.

         12.09 REFERENCES. References to a "Paragraph" or "Section" when used without further attribution shall refer to the particular paragraphs or sections of this Agreement.

         12.10 AMENDMENT AND WAIVER. This Agreement may not be amended except by a written agreement executed by each party hereto. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law, no claim or right arising out of this Agreement or the documents referred to in this Agreement can be waived by a party, in whole or in part, except in writing signed by such party. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

         12.11 GOVERNING LAW. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the State of Ohio (except as preempted by United States federal and bankruptcy law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.

         12.12 SECTION HEADINGS AND DEFINED TERMS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. The terms defined herein shall have the meaning so defined, regardless of whether the definition is set forth in a section prior to the first usage of the defined term. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

         12.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         12.14 AGREEMENT NOT TO BE RECORDED. Neither Seller nor Buyer shall record, or arrange to record, this Agreement or any memorandum thereof with any filing office in any jurisdiction.

         12.15 NO BINDING AGREEMENT UNTIL EXECUTED. Submission of drafts of this Agreement for examination, negotiation or execution by Seller shall not bind Buyer in any manner or be construed as an offer for an option or to sell, and no contract or obligation shall arise until this instrument is executed and delivered both by and to Seller and Buyer.

         12.16 GOVERNMENTAL AUTHORITIES; LAW. For the purposes of this Agreement, "GOVERNMENT AUTHORITIES" shall mean all agencies, authorities, bodies, boards, commissions, courts (including the Bankruptcy Court), instrumentalities, legislatures and offices of any nature whatsoever of any federal, state, county, district, municipal, city, foreign or other government or quasi-government unit or political subdivision, and private arbitration panels or dispute resolution makers. For purposes of this Agreement, "LAW" shall mean any duly enacted or adopted law, statute, rule, regulation, order or administrative order or ruling of any Governmental Authority or any provision of common law.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.


                                                 AIRSHIELD CORPORATION


                                                 By: /s/ Douglas A. Christie
                                                    --------------------------
                                                    Name: Douglas A. Christie
                                                    Title: President



                                                 CORE MATERIALS CORPORATION


                                                 By: /s/ James L. Simonton
                                                    --------------------------
                                                    Name: James L. Simonton
                                                    Title: President and Chief
                                                           Executive Officer

                              SCHEDULE 1.02 (a)(i)

                             DESCRIPTION OF PROPERTY


         All inventory, accounts receivable, advance payments, deposits, prepaid expenses, brand names, patents, trade secrets, trademarks and other intellectual property, the name Airshield and all derivatives thereof, all associated goodwill, all customer lists, all records and files, rights under certain contracts, leases, permits and other agreements, all equipment, tooling and other machinery and other assets used in the Seller's business, but excluding interests in affiliates, cash and cash equivalents, and three (3) fork lift trucks to be delivered by Debtor to Citicapital.

                              SCHEDULE 1.02(a)(ii)


                                ASSUMED CONTRACTS


NONE

                                SCHEDULE 1.02(a)


                             PERMITTED ENCUMBRANCES


NONE

                                  SCHEDULE 3.05

                              NOTICES OF VIOLATIONS



NONE

                               SCHEDULE 9.02(A)(I)

                              FORM OF BILL OF SALE

         This BILL OF SALE is executed as of this 16th day of October, 2001 by AIRSHIELD CORPORATION, as Debtor in Possession operating under section 1107 of title 11 of the United States Code (the "Bankruptcy Code") in a case under chapter 11 of the Bankruptcy Code as case number 01-20765-B-11 in the United States Bankruptcy Court for the Southern District of Texas (the "Seller") and delivered to CORE MATERIALS CORPORATION, a Delaware corporation (the "Buyer").

         The United States Bankruptcy Court for the Southern District of Texas having entered an order dated October 10 2001 approving under section 363 of the Bankruptcy Code the Seller's sale of the Property pursuant to the terms of a Purchase and Sale Agreement by and between the Seller and Buyer (the "Agreement;" any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement), and in consideration of the receipt of the purchase price therefor, as well as other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller does hereby sell, assign and transfer to Buyer all of Seller's right, title and interest in and to the Property to Buyer, free and clear of all security interests, liens, claims and encumbrances whatsoever.

         WITHOUT LIMITING THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS SET FORTH IN THE AGREEMENT, THE CONDITION OF THE PROPERTY AND THE ASSUMED LIABILITIES SHALL BE "AS IS, WHERE IS AND WITH ALL FAULTS" WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE AS TO THE CONDITION, SIZE, EXTENT, QUANTITY, QUALITY, TYPE, VALUE OR STATUS OF SUCH PROPERTY, LIABILITIES, OR BUSINESSES, OR THE FITNESS OR SUITABILITY THEREOF FOR ANY USE OR PURPOSE, INCLUDING, WITHOUT LIMITATION, THE PROPERTY'S PHYSICAL CONDITIONS, INCOME TO BE DERIVED FROM THE PROPERTY OR EXPENSES TO BE INCURRED WITH RESPECT TO THE PROPERTY.

         IN WITNESS WHEREOF, the Seller has duly executed this Bill of Sale as of the day and year first above written.

                                          AIRSHIELD CORPORATION


                                               By: /s/ Douglas A. Christie
                                                  ------------------------

                                               Name: Douglas A. Christie
                                                     ---------------------

                                               Title: President
                                                    ----------------------

                              SCHEDULE 9.02(a)(ii)

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into as of October 16, 2001, by and between AIRSHIELD CORPORATION, a _____ corporation ("SELLER") CORE MATERIALS CORPORATION, a Delaware corporation ("BUYER").

                                R E C I T A L S:

         WHEREAS, Seller and Buyer entered into a Purchase and Sale Agreement dated as of October 16, 2001, (the "AGREEMENT;" any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement), pursuant to which Sellers agreed to sell, assign, transfer and deliver to Buyer, and Buyer agreed to purchase and assume, upon and subject to the terms and conditions set forth in the Agreement, the property situated in __________, Texas and known as ___________; and

         WHEREAS, of even date herewith, Seller has executed and delivered a Bill of Sale to Buyer pursuant to which Seller has conveyed said property to Buyer; and

         WHEREAS, pursuant to the Agreement, contemporaneous with delivery of the Bill of Sale, Seller has agreed to enter into and execute this Assignment pursuant to which Seller will transfer and assign the Assumed Contracts and the Assumed Liabilities to Buyer and Buyer will assume the Assumed Contracts and the Assumed Liabilities, upon and subject to the terms and conditions of this Assignment and the Agreement; and

         NOW, THEREFORE, pursuant to the Agreement and in consideration of the premises and of other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and of the mutual covenants herein set forth, Seller and Buyer, respectively, each for itself, its permitted successors and assigns, has covenanted, bargained and agreed and by this Assignment hereby covenants, bargains and agrees as follows:

         (A) Seller does hereby sell, assign, transfer, deliver, convey, grant, release, deliver, vest and confirm to the Buyer its entire right, title and interest in and to the Assumed Contracts described in the Agreement, and Buyer hereby assumes all obligations and liabilities of Seller thereunder.

         (B) Buyer hereby assumes and agrees to pay, perform or discharge, as the case may be, all liabilities and obligations of Seller constituting the Assumed Liabilities.

         WITHOUT LIMITING THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS SET FORTH IN THE AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT BUYER SHALL ACCEPT THE CONDITION OF THE PROPERTY AND THE ASSUMED LIABILITIES "AS IS, WHERE IS AND WITH ALL FAULTS" WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR

A PARTICULAR PURPOSE OR OTHERWISE AS TO THE CONDITION, SIZE, EXTENT, QUANTITY, QUALITY, TYPE, VALUE OR STATUS OF SUCH PROPERTY, LIABILITIES, OR BUSINESSES, OR THE FITNESS OR SUITABILITY THEREOF FOR ANY USE OR PURPOSE, INCLUDING, WITHOUT LIMITATION, THE PROPERTY'S PHYSICAL CONDITIONS, INCOME TO BE DERIVED FROM THE PROPERTY OR EXPENSES TO BE INCURRED WITH RESPECT TO THE PROPERTY.

         (D) GOVERNING LAW. This Assignment is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the State of Ohio (except as preempted by United States federal and bankruptcy law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.

         (E) COUNTERPARTS. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

            (The remainder of this page is left blank intentionally)

         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.


                                                     AIRSHIELD CORPORATION


                                                     By: /s/ Douglas A. Christie
                                                        ------------------------
                                                     Name: Douglas A. Christie
                                                          ----------------------
                                                     Title: President
                                                           ---------------------






                                                     CORE MATERIALS CORPORATION


                                                     By: /s/ James L. Simonton
                                                        ----------------------
                                                     Name: James L. Simonton
                                                          --------------------
                                                     Title: President and Chief
                                                           -------------------
                                                            Executive Officer